EQUITY INVESTMENT AGREEMENT

Exhibit 10.2

         THIS EQUITY INVESTMENT AGREEMENT (the “Agreement”) is made as of June 6, 2003 (the “Effective Date”), by and between CYPRESS BIOSCIENCE, INC., a Delaware corporation having an address of 4350 Executive Drive, Suite 325, San Diego, CA 92121, U.S.A. (“Cypress”), and PIERRE FABRE MÉDICAMENT, organized under the25 laws of France having an address of 45, place Abel-Gance, 92654 Boulogne cedex, France (“Pierre Fabre”).

RECITALS

         WHEREAS, Cypress and Pierre Fabre have entered into the Second Restated License Agreement (the “Restated License Agreement”), dated as of May 30, 2003;

         WHEREAS, in partial consideration for Pierre Fabre’s execution of the Restated License Agreement, Cypress wishes to issue to Pierre Fabre 1,000,000 shares of Common Stock (the “Common Stock”) of Cypress, on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, in partial consideration for Pierre Fabre’s execution of the Restated License Agreement, Cypress is also issuing to Pierre Fabre warrants to purchase up to 300,000 shares of Common Stock of Cypress pursuant to the terms of the Warrant to Purchase Common Stock (the “Warrant Agreement”) being entered into of even date herewith.

AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Cypress and Pierre Fabre hereby agree as follows:

         1.      ISSUANCE OF THE SHARES.   On the Effective Date, Cypress will issue to Pierre Fabre, 1,000,000 shares of Common Stock of Cypress (the “Shares”). The value of each Share shall be equal to the average of the closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the 10 days immediately preceding the Effective Date.

         2.      CLOSING AND DELIVERY.

                   2.1         Closing.   The closing of the purchase and sale of the Shares (the “Closing”) shall be held at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121-9109 on the Effective Date.

                   2.2         Delivery.   Within two business days of the Closing, or sooner if possible, Cypress shall deliver to Pierre Fabre the stock certificates registered in the name of Pierre Fabre, and/or in such nominee name(s) as designated in writing by Pierre Fabre, representing the Shares. On the date of Closing, Cypress shall deliver to Pierre Fabre a certificate of an officer of Cypress having attached thereto resolutions approved by the Board of Directors authorizing the transactions contemplated hereby.

          3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF CYPRESS.     Cypress hereby represents and warrants as of the Effective Date to, and covenants to, Pierre Fabre as follows:

                    3.1         Due Incorporation and Qualification.     Cypress is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Cypress has full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. Cypress is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business.

                    3.2         Corporate Power; Authorization.      Cypress has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement and the Warrant Agreement, issue the Shares and the securities to be issued under the Warrant Agreement and carry out and perform all of its obligations under this Agreement. Each of this Agreement and the Warrant Agreement constitutes a legal, valid and binding obligation of Cypress, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance. As of the Closing, the execution and delivery of this Agreement and the Warrant Agreement and the performance and compliance with the provisions hereof and thereof will not (a) conflict with, or result in a breach or violation of, the terms of the Amended and Restated Certificate of Incorporation, as amended, or Bylaws of Cypress, (b) conflict with, or result in a breach or violation of, any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or result in the imposition of any lien, security interest, charge, claim or encumbrance upon any property or assets of Cypress pursuant to, any material agreement or instrument to which Cypress is a party, as identified in the exhibit list to Cypress’ Annual Report on Form 10-K for the year ended December 31, 2002, or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Cypress or to which any material portion of the property or asset of Cypress is bound; except, in each case, where such conflict, breach, violation or default or imposition of such lien, security interest, charge, claim or encumbrance would not have a material adverse effect on Cypress. The execution of this Agreement and the Warrant Agreement do not require approval by the stockholders of Cypress under The Nasdaq SmallCap Market rules.

                    3.3         Valid Issuance.      The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and will not be issued in violation of any preemptive right.

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                     3.4         Governmental Consents.   No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of Cypress is required in connection with the consummation of the transactions contemplated by this Agreement and the Warrant Agreement, except for the filing of a Form D pursuant to Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) and compliance with the securities and blue sky laws in the applicable states in which securities are being offered and sold under this Agreement and the Warrant Agreement, which compliance will be effected in accordance with such laws.

                     3.5         Offering Valid.   Assuming the accuracy of the representations and warranties of Pierre Fabre contained in Section 4 hereof, the offer and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

                     3.6         SEC Documents, Financial Statements.   Cypress has timely filed all reports, forms, statements and other documents required to be filed by it with the SEC since January 1, 2000, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Cypress included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Cypress as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                     3.7         Capitalization.   The authorized capital stock of Cypress consists of (i) 60,000,000 shares of Common Stock, par value $0.02 per share, of which there are issued and outstanding on the date hereof 17,305,609 shares, and (ii) 15,000,000 shares of preferred stock, par value $0.02 per share, of which no shares are issued and outstanding on the date hereof. The capitalization table provided by Cypress to Pierre Fabre on June 6, 2003 is complete and accurate in all material respects as of the Effective Date.

         4.        REGISTRATION RIGHTS.

                     4.1         Definitions.   As used in Section 4 of this Agreement the following terms shall have the following respective meanings:

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                    “Holder” means any person or entity owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 4.9 hereof.

                    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    “Registrable Securities” means (i) the Shares and the Warrant Shares; and (ii) any Common Stock of Cypress issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 4 of this Agreement are not assigned.

                    “Registration Expenses” shall mean all expenses incurred by Cypress in complying with Section 4.2 hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for Cypress, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Cypress which shall be paid in any event by Cypress).

                    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for the Holders in connection with such sale.

                    “Warrant Shares” means Common Stock issued under the Warrant Agreement.

                    4.2         Form S-3 Registration.   After 18 months following the Effective Date, in case Cypress shall receive from Pierre Fabre a written request or requests that Cypress effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Pierre Fabre, and provided that, for any such request with respect to any Registrable Securities that include any Shares, the quarterly trading volume of Common Stock during the three months prior to such request was less than one million shares, Cypress will:

                    (a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities;

                    (b)          permit Pierre Fabre to select the underwriter(s) and/or manager(s) to administer the offering of such Registrable Securities; and

                    (c)          as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Pierre Fabre’s Registrable Securities as are specified in such

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request; provided, however, that Cypress shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2:

                                   (i)         if Form S-3 (or any successor or similar form) is not available for such offering by Pierre Fabre;

                                   (ii)        if Pierre Fabre, together with the holders of any other securities of Cypress permitted by Pierre Fabre to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000);

                                  (iii)         if within thirty (30) days of receipt of a written request from Pierre Fabre pursuant to Section 4.2(a), Cypress gives notice to the Holders of Cypress’ intention to make a public offering within ninety (90) days;

                                  (iv)        if Cypress shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of Cypress stating that in the good faith judgment of the Board of Directors of Cypress, it would be seriously detrimental to Cypress and its stockholders for such Form S-3 registration to be effected at such time, in which event Cypress shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of Pierre Fabre under this Section 4.2; provided, that such right to delay a request shall be exercised by Cypress not more than once in any twelve (12) month period;

                                  (v)         if (A) with respect to the Shares, Cypress has already effected one (1) registration on Form S-3 pursuant to this Section 4.2 with respect to Registrable Securities that include any Shares, and (B) with respect to the Warrant Shares, Cypress has already effected one (1) registration on Form S-3 pursuant to this Section 4.2 with respect to Registrable Securities that include any Warrant Shares; or

                                (vi)        in any particular jurisdiction in which Cypress would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

       Subject to the foregoing, Cypress shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of Pierre Fabre.

                    4.3       Expenses of Registration.   Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section 4.2 shall be borne by Pierre Fabre. If the Registration Expenses incurred in connection with a registration under Section 4.2 exceed $28,000, Cypress shall bear such Registration Expenses in excess of $28,000 up to a maximum of $15,000, and Pierre Fabre and Cypress shall each bear fifty percent (50%) of the remainder of any such Registration Expenses that exceed $43,000. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

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                    4.4         Obligations of Cypress. Whenever required to effect the registration of any Registrable Securities, Cypress shall, as expeditiously as reasonably possible:

                                   (a)        Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one (1) year or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                                  (b)         Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                  (c)         Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                  (d)         Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Cypress shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                  (e)         In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                  (f)         Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                  (g)         Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Cypress for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Cypress, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

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                                  (h)         Notwithstanding the foregoing, if, at any time following the effectiveness of the Registration Statement, Cypress shall have determined that it may be required to disclose any material corporate development, Cypress may suspend the effectiveness of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Cypress and declared effective by the SEC or until such time as Cypress has filed an appropriate report with the SEC pursuant to the Exchange Act, which suspension shall be concluded as quickly as reasonably possible by Cypress consistent with advice of counsel (a “Suspension Period”), by giving notice to the Holders participating in the registration. Each Holder agrees that, upon receipt of any notice from Cypress of a Suspension Period, such Holder will not sell any Shares pursuant to the Registration Statement until (i) such Holder is advised in writing by Cypress that the use of the applicable prospectus may be resumed, (ii) such Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                    4.5        Termination of Registration Rights.   All registration rights granted to a Holder under this Section 4 shall terminate and be of no further force and effect upon the earliest of: (i) the sale of all of the Registrable Securities pursuant to a Form S-3 registration statement filed under Section 4.2, and (ii) the date that all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any ninety (90) day period.

                    4.6        Furnishing Information.   It shall be a condition precedent to the obligations of Cypress to take any action pursuant to Section 4.2 that the selling Holders shall furnish to Cypress such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                    4.7        Delay of Registration.   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

                    4.8        Indemnification.   In the event any Registrable Securities are included in a registration statement under Section 4.2:

                                  (a)         To the extent permitted by law, Cypress will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by Cypress: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to

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make the statements therein not misleading, or (iii) any violation or alleged violation by Cypress of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Cypress will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cypress, which consent shall not be unreasonably withheld, nor shall Cypress be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                              (b)         To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless Cypress, each of its directors, its officers, and legal counsel and each person, if any, who controls Cypress within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (joint or several) to which Cypress or any such director, officer, counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Cypress or any such director, officer, counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4.8 exceed the proceeds from the offering received by such Holder.

                              (c)         Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,

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that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

                              (d)         If the indemnification provided for in this Section 4.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                              (e)         The obligations of Cypress and Holders under this Section 4.8 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                            4.9    Assignment of Registration Rights.   The rights to cause Cypress to register Registrable Securities pursuant to this Section 4 (and related obligations) may be assigned by Pierre Fabre to a subsidiary or affiliate or, with the prior written consent of Cypress, which shall not be unreasonably withheld, to a third party that acquires Registrable Securities; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to Cypress written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement. Any assignee of rights under this Section 4.9 may not further assign such rights.

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                    5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF PIERRE FABRE.     Pierre Fabre represents and warrants to, and covenants with, Cypress that:

                            5.1        Accredited Investor.   Pierre Fabre is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the issuance of the Shares, and has requested, received, reviewed and considered all information Pierre Fabre deems relevant in making an informed decision with respect to the investment in the Shares. Pierre Fabre is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                           5.2        Acquisition of the Shares for Personal Account.   Pierre Fabre is acquiring the Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and at the time of such acquisition, with no present intention of distributing any of such Shares and without any arrangement or understanding with any other persons regarding the distribution of such Shares. Pierre Fabre also represents that the entire legal and beneficial interests of the Shares Pierre Fabre is acquiring is being acquired for, and will be held for, its account only.

                          5.3        Shares Are Not Registered.

                                        (a)        Pierre Fabre understands that the Shares have not been registered under the Securities Act. Pierre Fabre realizes that the basis for the exemption may not be present if, notwithstanding its representations, Pierre Fabre has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. Pierre Fabre has no such present intention.

                                        (b)        Pierre Fabre recognizes that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Pierre Fabre recognizes that Cypress has no obligation to register the Shares of Cypress except as contemplated by Section 4, or to comply with any exemption from such registration.

                                        (c)        Pierre Fabre is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Cypress, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

                         5.4        Disposition of the Shares.

                                         (a)        Pierre Fabre further agrees not to make any disposition of all or any part of the Shares in any event unless and until Pierre Fabre shall have notified Cypress of the proposed disposition and shall have furnished Cypress with a detailed statement of the circumstances surrounding the proposed disposition (except for dispositions under Rule 144, in which case Pierre Fabre need only state that a disposition under Rule 144 is being made), and if

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reasonably requested by Cypress, Pierre Fabre shall have furnished Cypress with an opinion of counsel, reasonably satisfactory to Cypress, for Pierre Fabre to the effect that such disposition will not require registration of such Shares under the Securities Act or any applicable state securities laws; provided that it is agreed that Cypress will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

                                         (b)        Pierre Fabre understands and agrees that all certificates evidencing the shares to be issued to Pierre Fabre may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CYPRESS THAT SUCH REGISTRATION IS NOT REQUIRED.

                         5.5        Authority and Binding Obligation.   Pierre Fabre has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Pierre Fabre, this Agreement shall constitute a valid and binding obligation of Pierre Fabre, enforceable in accordance with its terms.

                         5.6        Independent Counsel.   Pierre Fabre understands that Cypress has not provided any legal, tax or investment advice and that independent legal counsel has reviewed this Agreement on Pierre Fabre’s behalf. Pierre Fabre has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with entering into this Agreement.

                         5.7        “Market Stand-Off” Agreement.   If requested by the representative of the underwriters of Common Stock (or other securities) of Cypress, Pierre Fabre shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of Cypress held by Pierre Fabre for a period specified by the representative of the underwriters, in any case not to exceed 180 days following any registered offering of the Common Stock of Cypress, or such shorter period as is imposed by such representative on the officers, directors or other stockholders of Cypress. Cypress may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods. The underwriters of Cypress’s stock are intended third party beneficiaries of this Section 4.7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

                6.     Miscellaneous.

                        6.1        Rule 144 Reporting.   With a view to making available to Pierre Fabre the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Cypress agrees to use commercially reasonable

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efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act; and file with the SEC, in a timely manner, all reports and other documents required of Cypress under the Exchange Act.

                       6.2        Notices.   All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Cypress and Pierre Fabre at the addresses listed in the introductory paragraph, or at such other address as Cypress or Pierre Fabre may designate by 10 days advance written notice to the other party hereto.

                       6.3        Waivers and Amendments.   Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of Cypress and Pierre Fabre.

                       6.4        Headings.   The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                       6.5        Severability.   In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                       6.6        Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                       6.7        Successors and Assigns.   Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                       6.8        Entire Agreement.   This Agreement, the Warrant Agreement and the Restated License Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supercede all related prior or contemporaneous oral communications, agreements or discussions with respect to the subject matter hereof or thereof. Each such agreement must be read, interpreted, and applied with the others and together they constitute one business transaction.

                       6.9        Payment of Fees and Expenses.   Each of Cypress and Pierre Fabre shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable

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attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CYPRESS BIOSCIENCE INC.

By:	/s/ JAY KRANZLER

Name:	Jay D. Kranzler

Title:	CEO

PIERRE FABRE MÉDICAMENT

By:	/s/ R. DOLIVEUX

Name:	R. DOLIVEUX

Title:	President and CEO